1 | P a g e Financial Statements For the years ended 31 December 2023 and 2022 NetComm Wireless Pty Ltd ABN: 85 002 490 486

2 | P a g e Index to the financial statements For the years ended 31 December 2023 and 2022 Consolidated Statement of Profit or Loss and Other Comprehensive Income 3 Consolidated Statement of Financial Position 4 Consolidated Statement of Changes in Equity 5 Consolidated Statement of Cash Flows 6 Notes to the consolidated financial statements 1. Material Accounting Policy Information 7 2. Expenses 15 3. Finance Costs 15 4. Income Tax Expense 16 5. Cash and cash equivalents 16 6. Trade and Other Receivables 16 7. Inventories 17 8. Property, Plant and Equipment 18 9. Revenue from Contracts with Customers 19 10. Leases 19 11. Trade and Other Payables 20 12. Provisions 20 13. Employee Benefits 20 14. Issued Capital 21 15. Contingent Liabilities 21 16. Commitments 21 17. Related Party Transactions 22 18. Share Based Payments 24 19. Financial Instruments 25 20. Fair Value Measurement 27 21. Events after the Reporting Date 28 22. Interests in subsidiaries 28 23. Independent Auditor’s Report 29 These financial statements are consolidated financial statements for the Group consisting of NetComm Wireless Pty Ltd and its subsidiaries for the years ended 31 December 2023 and 2022. The list of subsidiaries is included in Note 22. The consolidated financial statements are presented in United States Dollars ($USD). The amounts contained in these financial statements have been rounded to the nearest thousand dollars, or in certain cases, to the nearest dollar. NetComm Wireless Pty Ltd is a company limited by shares, incorporated and domiciled in Australia. Its registered office and principal place of business is: Level 1, 18-20 Orion Road, Lane Cove, NSW 2066. The consolidated financial statements were authorized for issue by the directors on 28 August 2024.

3 | P a g e 2023 2022 Note $000 $000 Product revenue 9 89,149 129,794 Service revenue 9 3,040 6,227 Total revenue 92,189 136,021 Product cost of revenue (64,475) (113,324) Service cost of revenue (413) (565) Total cost of revenue (64,888) (113,889) Research and development expenses 2 (14,336) (18,047) Selling, general and administrative expenses 2 (10,522) (12,942) Management fees charged by related parties 17 (13,441) (14,441) Impairment of related party receivables 17 (736) (11,435) Warranty settlement expense 11 - (12,803) Total operating expenses (39,035) (69,668) LOSS FROM OPERATIONS (11,734) (47,536) Finance income 95 7 Finance costs 3 (1,032) (412) Loss on foreign currency transactions (178) (987) LOSS BEFORE INCOME TAX (12,849) (48,928) Income tax benefit/(expense) 4 (128) (15) LOSS FOR THE YEAR (12,977) (48,943) OTHER COMPREHENSIVE INCOME - - Other comprehensive income / (loss) for the year, net of tax - - TOTAL COMPREHENSIVE LOSS (12,977) (48,943) The above consolidated statement of profit or loss and other comprehensive income should be read in conjunction with the accompanying notes. Consolidated Statement of Profit or Loss and Other Comprehensive Income For the years ended 31 December 2023 and 2022

4 | P a g e 2023 2022 Note $000 $000 ASSETS Current assets Cash and cash equivalents 5 2,780 9,780 Trade and other receivables 6 6,618 17,190 Inventories 7 44,165 35,582 Prepayments 360 257 Income tax receivable 9 3,179 Total current assets 53,932 65,988 Non-current assets Property, plant and equipment 8 1,021 1,809 Intangible assets 599 936 Right-of-use assets 10 1,261 1,156 Total non-current assets 2,881 3,901 TOTAL ASSETS 56,813 69,889 LIABILITIES Current liabilities Trade and other payables 11 19,177 27,901 Amounts payable to related parties 17 25,883 6,507 Provisions 12 844 1,362 Deferred revenue 93 154 Employee benefits 13 2,689 2,872 Lease Liabilities 10 567 1,066 Total current liabilities 49,253 39,862 Non-current liabilities Amounts payable to related parties 17 - 7,057 Employee benefits 13 580 579 Lease liabilities 10 690 225 Other payables 11 3,282 6,181 Total non-current liabilities 4,552 14,042 TOTAL LIABILITIES 53,805 53,904 NET ASSETS 3,008 15,985 EQUITY Issued capital 14 45,698 45,698 Accumulated losses (42,690) (29,713) TOTAL EQUITY 3,008 15,985 The above consolidated statement of financial performance should be read in conjunction with the accompanying notes. Consolidated Statement of Financial Position As at 31 December 2023 and 2022

5 | P a g e Issued Capital Accumulated Losses Total $000 $000 $000 BALANCE AT 1 JANUARY 2022 45,698 19,230 64,928 Loss for the year - (48,943) (48,943) Other comprehensive income for the year, net of tax - - - TOTAL COMPREHENSIVE INCOME FOR THE YEAR - (48,943) (48,943) BALANCE AT 31 DECEMBER 2022 45,698 (29,713) 15,985 Issued Capital Accumulated Losses Total $000 $000 $000 BALANCE AT 1 JANUARY 2023 45,698 (29,713) 15,985 Loss for the year - (12,977) (12,977) Other comprehensive income for the year, net of tax - - - TOTAL COMPREHENSIVE INCOME FOR THE YEAR - (12,977) (12,977) BALANCE AT 31 DECEMBER 2023 45,698 (42,690) 3,008 The above consolidated statement of changes in equity should be read in conjunction with the accompanying notes. Consolidated Statement of Changes in Equity For the Period Ended 31 December 2020 Consolidated State ent of Changes in Equity For the years ended 31 December 2023 and 2022

Notes to the financial statements For the Period Ended 31 December 2020 6 | P a g e 2023 2022 Note $000 $000 CASH FLOWS FROM OPERATING ACTIVITIES Receipts from customers (inclusive of GST) 107,836 164,681 Payments to suppliers, related parties and employees (inclusive of GST) (116,671 (179,216) Income taxes paid (44) (2,222) Income taxes refunded 3,170 - Interest received 95 7 NET CASH USED IN OPERATING ACTIVITIES (5,614) (16,750) CASH FLOWS FROM INVESTING ACTIVITIES Proceeds from sale of plant and equipment 8 50 218 Payments for property, plant and equipment 8 (397) (507) NET CASH USED IN INVESTING ACTIVITIES (347) (289) CASH FLOWS FROM FINANCING ACTIVITIES Lease payments (principal and interest) (1,039) (976) Interest paid on related party loans 17 - (834) NET CASH USED IN FINANCING ACTIVITIES (1,039) (1,810) NET DECREASE IN CASH AND CASH EQUIVALENTS HELD (7,000) (18,849) Cash and cash equivalents at beginning of financial year 9,780 28,629 CASH AND CASH EQUIVALENTS AT END OF FINANCIAL YEAR 5 2,780 9,780 The above consolidated statement of cash flows should be read in conjunction with the accompanying notes. Consolida ed Statement of Cash Flows For the yea s ended 31 Dec mber 2023 and 2022

Notes to the consolidated financial statements For the years ended 31 December 2023 and 2022 7 | P a g e 1 Material Accounting Policy Information General Information The financial report includes the consolidated financial statements and notes of NetComm Wireless Pty Ltd and its subsidiaries (collectively referred to as the “Group” or “Consolidated Entity”). The consolidated financial statements for the years ended 31 December 2023 and 2022 were approved and authorized for issue by the Board of Directors on 28 August 2024. The following is a summary of the material accounting policies adopted by the Group in the preparation of the financial statements. The accounting policies have been consistently applied, unless otherwise stated. Basis of Preparation These consolidated general purpose financial statements have been prepared accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and Interpretations (collectively ‘IFRS’). The Group is a for-profit entity for the purposes of preparing these consolidated financial statements. The financial statements have been prepared on an accruals basis and are based on historical costs modified by the revaluation of selected non-current assets, financial assets and financial liabilities for which the fair value basis of accounting has been applied. Cost is based on the fair values of the consideration given in exchange for assets. All amounts are presented in United States dollars, unless otherwise noted. Going concern evaluation For the financial year ended 31 December 2023, NetComm Wireless Pty Ltd and its subsidiaries (collectively referred to as the ‘Group’) incurred a loss after tax of $12,977,000 (2022: $48,943,000) and incurred net cash outflows from operating activities of $5,614,000 (2022: $16,750,000). The Group’s working capital position also deteriorated from a net current asset surplus of $26,129,000 as at 31 December 2022 to $4,679,000 as at 31 December 2023, and a result, the Group was reliant on continued financial support from its ultimate parent entity Casa Systems Inc. (‘Casa Systems’) in the form of related party loans which materially increased during the financial year ended 31 December 2023 (refer Note 17). As outlined in Note 21 events after the reporting date, following continued declining revenues, and unsuccessful attempts to sell or recapitalize the Group, on 11 March 2024, Cor Cordis was appointed as Voluntary Administrators of the Australian Casa Systems Group comprised of NetComm Wireless Pty Ltd, Casa Communications Holdings Pty Ltd and Casa Technologies Pty Ltd. During the voluntary administration process, NetComm Wireless Pty Ltd and its subsidiaries continued to trade, albeit at a reduced capacity. Casa Systems subsequently filed for Chapter 11 protection on 3 April 2024 and officially declared bankruptcy on 7 June 2024. Effective 1 June 2024, the Group was subsequently acquired by DZS Inc. (‘DZS’) a US company listed on the NASDAQ providing network infrastructure, connectivity solutions, and cloud software. Since being acquired, the Group is currently reliant on financial support from DZS to continue to trade in the ordinary course of business, albeit it is anticipated this financial support will reduce as the Group returns to normal operating capacity post the voluntary administration process. As at the date of authorization of these financial statements, the Group has received a letter of financial support from DZS declaring that they will provide the necessary financial support to enable to the Group to meet its liabilities as and when they fall due. This guarantee is irrevocable for at least 12 months from the date of this report. In assessing the Group as a going concern, the Directors and those charged with governance have been closely monitoring the financial position of the Group since 31 December 2023 and have been working closely with DZS management to integrate both businesses. Notwithstanding this ongoing integration, it is acknowledged that DZS’s ability to continue to provide financial support to the Group is contingent upon the integrated business meeting its forecasted results of operations and effectively managing working capital requirements, or should this not transpire, obtaining additional financing. Whilst there remains some ongoing risk and uncertainty, the directors and those charged with governance are confident that these forecasts will eventuate and that the Group will continue to operate and meet its obligations as they fall due. On this basis, the financial statements have been prepared on a going concern basis.

Notes to the consolidated financial statements For the years ended 31 December 2023 and 2022 8 | P a g e Critical accounting judgements and key sources of estimation uncertainty In the application of the Group's accounting policies, management is required to make judgements, estimates and assumptions about carrying values of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects current and future periods. Refer to Note 1(s) for a discussion of critical judgements in applying the Group's accounting policies and key sources of estimation uncertainty. New and amended standards adopted by the Group The Group has adopted all of the new or amended Accounting Standards and Interpretations issued by the International Accounting Standards Board ('IASB') that are mandatory for the current reporting periods. The adoption of these Accounting Standards and Interpretations did not have any significant impact on the financial performance or position of the Group. Any new or amended Accounting Standards or Interpretations that are not yet mandatory have not been early adopted. (a) Principles of Consolidation The consolidated financial statements incorporate the assets and liabilities of all subsidiaries of NetComm Wireless Pty Ltd as at 31 December 2023 and 2022 and the results of all subsidiaries for the periods then ended. A subsidiary is an entity over which NetComm Wireless Pty Ltd has control. The Group controls an entity when it is exposed, or has rights, to variable returns from its involvement with the subsidiary and has the ability to affect those returns through its power over the subsidiary. A list of subsidiaries is contained in Note 22 to the financial statements. All subsidiaries have a 31-December financial year end. All intercompany balances and transactions between entities in the consolidated entity, including any unrealized profits or losses, have been eliminated on consolidation. Accounting policies of subsidiaries have been changed where necessary to ensure consistencies with those policies applied by the parent entity. Subsidiaries are fully consolidated from the date which control is transferred to the Group. They are de-consolidated from the date control ceases. (b) Foreign Currency Transactions and Balances Functional and presentation currency. The consolidated financial statements are presented in United States dollars which is the companies within the Group’s functional and presentation currency. Transaction and balances Foreign currency transactions are translated into functional currency using the exchange rates prevailing at the date of the transaction. Foreign currency monetary items are translated at the period end exchange rate. Non-monetary items measured a historical cost continue to be carried at the exchange rate at the date of the transaction. Non-monetary items measured at fair value are reported at the exchange rate at the date when fair values were determined. Exchange differences arising on the translation of monetary items are recognized in profit or loss in the period in which they arise. (c) Goods and Services Tax (GST) Revenues, expenses and assets are recognized net of the amount of GST, except where the amount of GST incurred is not recoverable from the taxation authority or it is recognized as part of the cost of acquisition of an asset or part of an item of expenses. Receivables and payables in the statement of financial position are shown inclusive of GST and the net amount of GST recoverable from, or payable to, the taxation authority is included as part of receivables or payables. Cash flows are presented in the statement of cash flows on a gross basis, except for the GST component of investing and financing activities, which are disclosed as operating cash flows.

Notes to the consolidated financial statements For the years ended 31 December 2023 and 2022 9 | P a g e (d) Income Tax The charge for current income tax expense is based on the profit for the period adjusted for any non-assessable or disallowed items. It is calculated using the tax rates that have been enacted or are substantively enacted by the reporting date. Deferred tax is accounted for in respect of temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements. No deferred income tax will be recognized from the initial recognition of an asset or liability, excluding a business combination, where there is no effect on accounting or taxable profit or loss. Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realized or liability is settled. Deferred tax is credited in profit or loss except where it relates to items that may be credited directly to equity, in which case the deferred tax is adjusted directly against equity. Deferred tax assets are recognized to the extent that it is probable that future tax profits will be available against which deductible temporary differences can be utilized. The amount of benefits brought to account or which may be realized in the future is based on the assumption that no adverse change will occur in income taxation legislation and the anticipation that the consolidated Group will derive sufficient future assessable income to enable the benefit to be realized and comply with the conditions of deductibility imposed by the law. NetComm Wireless Pty Ltd forms part of the Australian tax consolidated Group together with direct parent Casa Communications Holdings Pty Ltd and Casa Technologies Pty Ltd. The Group formed an income tax consolidated Group on 4 April 2020. The stand-alone taxpayer within a Group approach has been used to allocate current income tax expense and deferred tax expense to wholly owned subsidiaries that form part of the tax consolidated Group. Each entity in the Group recognizes its own current and deferred tax assets and liabilities, as if they continue to be a separate taxable entity in their own right, except for any deferred tax assets resulting from unused tax losses and tax credits, which are immediately assumed by the parent entity. The current tax liability of each Group entity is then subsequently assumed by the parent entity. Companies under the NetComm Wireless Pty Ltd Group are entitled to claim R&D tax incentive. The R&D Tax Incentive is realized via calculating R&D expenditure by the legislated 38.5% non-refundable tax offset. This offset is then applied against gross tax payable, in effect reducing this amount. The Group accounts for this tax incentive as tax credits which means that it will reduce income tax payable and current tax expense. A deferred tax asset is recognized for any unclaimed tax credits that are carried forward as deferred tax assets to the extent that it is probable that future tax profits will be available. (e) Revenue Recognition Revenue from the sale of goods, including communications and networking devices, are generally recognized at the time goods are delivered to the customers with the exception of local broadband customers for which revenues are recognized upon dispatch as these are usually same day deliveries. In certain instances, revenues are deferred until certain conditions under the contract are met. All revenue is stated net of the amount of goods and services tax (GST). Revenue from a contract to provide services is recognized at a point in time when the service is provided to the customer. Revenue is measured at the fair value of consideration received or receivable. Revenue is reduced for estimated customer returns, rebates and other similar allowances. The Group provides a warranty to most of its customers that products will comply with agreed-upon specifications and a provision for warranty is recorded based on previous experience. In instances where a customer purchases a warranty separately or when a warranty provides the customer with a service in addition to the assurance that the product complies with agreed-upon specifications, the warranty is accounted for as a performance obligation and a portion of the transaction price is allocated to that performance obligation (f) Property, Plant and Equipment Each class of property, plant and equipment is carried at cost less, where applicable, any accumulated depreciation and impairment losses. Cost includes all directly attributable expenditure incurred including costs to get the asset ready for its use as intended by management. Costs include an estimate of any expenditure expected to be incurred at the end of the asset's useful life, including restoration, rehabilitation and decommissioning costs.

Notes to the consolidated financial statements For the years ended 31 December 2023 and 2022 10 | P a g e Property, Plant and Equipment (Continued) The carrying amount of property, plant and equipment is reviewed annually by the Directors for indications of impairment. If any such indications exist, an impairment test is carried out, and any impairment losses on the assets are recognized in profit or loss. Depreciation The depreciable amount of all fixed assets is depreciated on a straight-line basis over their useful lives to the Group commencing from the time the asset is held ready for use. Leasehold improvements are depreciated over the shorter of either the unexpired period of the lease or the estimated useful lives of the improvements. The depreciable amount is the carrying value of the asset less estimated residual amounts. The residual amount is based on what a similar asset of the expected condition of the asset at the end of its useful life could be sold for. The depreciation rates used for each class of depreciable assets are: Class of Asset Useful Life Plant and equipment 3-6 years Leasehold improvements Over the term of the lease Development assets 3-6 years The assets' residual values and useful lives are reviewed, and adjusted if appropriate, at each reporting date. Gains and losses on disposals are determined by comparing proceeds with the carrying amount. These gains and losses are recognized in profit or loss. (h) Impairment of Assets At each reporting date, the Group reviews the carrying values of its tangible and intangible assets to determine whether there is any indication that those assets have been impaired. If such an indication exists, the recoverable amount of the asset, being the higher of the asset's fair value less costs to sell and value in use, is compared to the asset's carrying value. Any excess of the asset's carrying value over its recoverable amount is recognized in profit or loss. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted. Where it is not possible to estimate the recoverable amount of an individual asset, the Group estimates the recoverable amount of the cash generating unit to which the asset belongs. Where an impairment loss subsequently reverses, the carrying amount of the asset or cash generating unit is increased to the revised recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized in prior periods. A reversal of an impairment loss is recognized immediately in profit or loss. Impairment of goodwill is not reversed. (i) Leases The Group leases various offices, warehouses, and parking spaces. Rental contracts are typically made for fixed periods of 6 months to 10 years and may have extension options as described further below. Contracts may contain both lease and non-lease components. The Group allocates the consideration in the contract to the lease and non-lease components based on their relative stand-alone prices. Lease terms are negotiated on an individual basis and contain a wide range of different terms and conditions. The lease agreements do not impose any covenants other than the security interests in the leased assets that are held by the lessor. Leased assets may not be used as security for borrowing purposes. Leases are recognized as a right-of-use asset and a corresponding liability at the date at which the leased asset is available for use by the Group.

Notes to the consolidated financial statements For the years ended 31 December 2023 and 2022 11 | P a g e Leases (Continued) Assets and liabilities arising from a lease are initially measured on a present value basis. Lease liabilities include the net present value of the following lease payments: • fixed payments (including in-substance fixed payments), less any lease incentives receivable • variable lease payments that are based on an index or a rate, initially measured using the index or rate as at the commencement date • amounts expected to be payable by the Group under residual value guarantees • the exercise price of a purchase option if the Group is reasonably certain to exercise that option, and • payments of penalties for terminating the lease, if the lease term reflects the Group exercising that option. Lease payments to be made under reasonably certain extension options are also included in the measurement of the liability. The lease payments are discounted using the interest rate implicit in the lease. If that rate cannot be readily determined, which is generally the case for leases in the Group, the lessee’s incremental borrowing rate is used, being the rate that the individual lessee would have to pay to borrow the funds necessary to obtain an asset of similar value to the right-of-use asset in a similar economic environment with similar terms, security and conditions. Leases are capitalized by recording an asset and a liability at the lower of the amounts equal to the fair value of the leased property or the present value of the minimum lease payments, including any guaranteed residual values. Lease payments are allocated between the reduction of the lease liability and the lease interest expense for the period. To determine the incremental borrowing rate, the Group: • where possible, uses recent third-party financing received by the individual lessee as a starting point, adjusted to reflect changes in financing conditions since third party financing was received, and • makes adjustments specific to the lease, e.g. term, country, currency and security. The Group is exposed to potential future increases in variable lease payments based on an index or rate, which are not included in the lease liability until they take effect. When adjustments to lease payments based on an index or rate take effect, the lease liability is reassessed and adjusted against the right-of-use asset. Lease payments are allocated between principal and finance cost. The finance cost is charged to profit or loss over the lease period so as to produce a constant periodic rate of interest on the remaining balance of the liability for each period. Right-of-use assets are measured at cost comprising the following: • the amount of the initial measurement of lease liability • any lease payments made at or before the commencement date less any lease incentives received • any initial direct costs, and • restoration costs. Right-of-use assets are generally depreciated over the shorter of the asset's useful life and the lease term on a straight-line basis. If the Group is reasonably certain to exercise a purchase option, the right-of-use asset is depreciated over the underlying asset’s useful life. Payments associated with short-term leases of equipment and vehicles and all leases of low-value assets are recognized on a straight-line basis as an expense in profit or loss. Short-term leases are leases with a lease term of 12 months or less. Low- value assets comprise IT equipment and small items of office furniture. Extension and termination options Extension and termination options are included in a number of property leases across the group. These are used to maximise operational flexibility in terms of managing the assets used in the group’s operations. The majority of extension and termination options held are exercisable only by the group and not by the respective lessor.

Notes to the consolidated financial statements For the years ended 31 December 2023 and 2022 12 | P a g e (j) Financial Assets Financial assets are classified into the following specified category: 'loans and receivables'. The classification depends on the nature and purpose of the financial assets and is determined at the time of initial recognition. Loans and receivables Trade receivables, loans and other receivables that have fixed or determinable payments that are not quoted in an active market are classified as 'loans and receivables'. Loans and receivables are measured at amortized cost using the effective interest method less impairment. Interest income is recognized by applying the effective interest rate. Appropriate allowances for estimated irrecoverable amounts are recognized in profit or loss when there is objective evidence that the asset is impaired. The allowance recognized is measured as the difference between the asset's carrying amount and the present value of estimated future cash flows discounted at the effective interest rate computed at initial recognition. Effective interest method The effective interest method is a method of calculating the amortized cost of a financial asset and of allocating interest income over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash receipts (including all fees on points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial asset, or, where appropriate, a shorter period. Income is recognized on an effective interest basis for debt instruments. (k) Cash and Cash Equivalents Cash and cash equivalents include cash on hand and in banks, deposits held at call with banks and financial institutions, investments in money market instruments with maturities of three months or less from the date of acquisition, and bank overdrafts. (l) Inventories Finished goods and raw materials are valued at the lower of cost and net realizable value. Cost is the direct cost of purchase, plus freight and duty and any other costs directly attributable to acquisition. Inventory is recognized on a weighted average cost basis. Stock in transit is stated at the lower of cost and net realizable value. Cost comprises purchase and delivery costs, net of rebates and discounts received or receivable. Net realizable value represents the estimated selling price for inventories in the ordinary course of business less all estimated costs of completion and costs necessary to make the sale. The provision for impairment of inventories assessment requires a degree of estimation and judgement. The level of the provision is assessed by considering the recent sales experience, the ageing of inventories and obsolescence of the technology. Refer to Note 1 (s) for critical accounting estimates. (m) Intangible Assets Subsequent to initial recognition, intangible assets are reported at cost less accumulated amortization and impairment costs. Computer software Computer software is measured on a cost basis less amortization and impairment losses. Computer software is amortized on a straight-line basis over 3.3 years, commencing from the time the software is ready for use. Research and Development Costs Research and development costs are expended as incurred. Costs incurred to develop software to be licensed to customers are expensed prior to the establishment of technological feasibility of the software and are capitalized thereafter until commercial release of the software. The Group has not historically capitalised software development costs as the establishment of technological feasibility typically occurs shortly before the commercial release of its software, which is embedded in its products. As such, all software development costs related to software for license to customers are expensed as incurred and included within research and development costs.

Notes to the consolidated financial statements For the years ended 31 December 2023 and 2022 13 | P a g e (n) Borrowing Costs Borrowing costs are recognised in profit or loss in the period in which they are incurred. (o) Employee Benefits Provision is made for the Group's liability for employee benefits arising from services rendered by employees to reporting date, including wages and salaries, annual leave and long service leave. Employee benefits that are expected to be settled within one period have been measured at the amounts expected to be paid when the liability is settled, plus related on costs. Employee benefits payable later than one period have been measured at present value of the estimated future cash outflows to be made for those benefits. Employee benefits payable later than one period have been measured at present value of the estimated future cash outflows to be made for those benefits. The expected future payments incorporate anticipated future wage and salary levels, experience of employee departures and periods of service, and are discounted at rates determined by reference to market yields at the end of the reporting period on high quality corporate bonds that have maturity dates that approximate the timing of the estimated future cash outflows. Any re-measurements arising from experience adjustments and changes in assumptions are recognized in profit or loss in the periods in which the changes occur. The Group presents employee benefit obligations as current liabilities in the statement of financial position if the Group does not have an unconditional right to defer settlement for at least twelve (12) months after the reporting period, irrespective of when the actual settlement is expected to take place. Contributions are made by the Group to employee superannuation funds which are of the defined contribution type. Contributions to these defined contribution superannuation schemes are recognized as an expense in the period they are payable. (p) Financial Instruments (i) Debt and equity instruments Debt and equity instruments are classified as either liabilities or equity in accordance with the substance of the contractual arrangement. An equity instrument is any contract that evidences a residual interest in the assets of an entity after deducting all of its liabilities. Equity instruments issued by the Group are recorded at the proceeds received, net of direct issue costs. (ii) Other financial liabilities Other financial liabilities, including borrowings, are initially measured at fair value, net of transaction costs and are subsequently measured at amortized cost using the effective interest method, with the interest expense recognized on an effective yield basis. The effective interest method is a method of calculating the amortized cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments through the expected life of the financial liability, or, where appropriate, a shorter period. (iii) Trade payables These amounts represent liabilities for goods and services provided to the group prior to the end of the financial year which are unpaid. Trade and other payables are presented as current liabilities unless payment is not due within 12 months after the reporting period. They are recognized initially at their fair value and subsequently measured at amortized cost. (q) Provisions, Contingent Liabilities and Contingent Assets Provisions are recognized when the Group has a legal or constructive obligation, as a result of past events, for which it is probable that an outflow of economic benefits will result and that outflow can be reliably measured. Provisions are measured at the estimated expenditure required to settle the present obligation, based on the most reliable evidence available at the reporting date, including the risks and uncertainties associated with the present obligation. Where there are a number of similar obligations, the likelihood that an outflow will be required in settlement is determined by considering the class of obligations as a whole. Provisions are discounted to their present values, where the time value of money is material.

Notes to the consolidated financial statements For the years ended 31 December 2023 and 2022 14 | P a g e Provisions, Contingent Liabilities and Contingent Assets (Continued) No liability is recognized if an outflow of economic resources as a result of present obligation is not probable. Such situations are disclosed as contingent liabilities, unless the outflow of resources is remote in which case no liability is recognized. Where an inflow of economic benefits is probable, an entity shall disclose a brief description of the nature of the contingent assets at the end of the reporting period, and, where practicable, an estimate of their financial effect. (r) Issued Capital Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of new shares are shown in equity as a deduction, net of transaction costs and tax, from the proceeds. (s) Critical Accounting Estimates and Judgements The Directors evaluate estimates and judgments incorporated into the financial statements based on historical knowledge and best available current information. Estimates assume a reasonable expectation of future events and based on current trends and economic data, obtained both externally and within the Group. The following are the critical judgements (apart from those involving estimations, which are dealt with below) that management has made in the process of applying the Group's accounting policies and that have the most significant effect on the amount recognized in the financial statements. Inventories Note 7 sets out the categories of inventories carried. The net realizable value of inventories is the estimated selling price in the ordinary course of business less estimated costs to sell which approximates fair value. The key assumptions require the use of management judgement and are reviewed annually. These key assumptions are the variables affecting the estimated costs to sell and expected selling price. Any reassessment of cost to sell or selling price in a particular period will affect the cost of goods sold. Inventory classification requires management judgement and estimation to consider if inventories are expected to be sold or consumed in the normal operating cycle, over the next twelve months. Note 7 sets out management’s assumptions applied and information available at the reporting date. Warranties The Group generally carries warranty obligations on all product sales, under which it promises customers to repair or replace certain types of damage to its products within a certain number of days following the sale date. Group's warranty obligations vary between different contracts and customers. The Group reasonably estimates the amount of warranty claims likely to arise under its obligations and accrues an expense that reflects the cost of these anticipated claims. The estimates are based on historical return rates and previous experiences and are reviewed on a regular basis. Actual warranty claims with customers are recorded as a current liability when expected to be settled within 12 months and non-current when expected to be settled beyond 12 months. Settlement liabilities are discounted to present value by means of applying an appropriate discount rate. The discount rate requires a degree of judgement and reflects management’s best estimate of the time value of money and the consolidated entity’s weighted average cost of capital. Management have used a discount rate average of approximately 5% across 31 December 2022 and 31 December 2023. Impairment of Assets The Group assesses impairment at each reporting date by evaluating conditions specific to the Group that may lead to impairment of assets. Where an impairment trigger exists, the recoverable amount of the asset is determined. Value in use calculations performed in assessing recoverable amounts incorporate a number of key estimates. Recoverability of Deferred Taxes Deferred tax assets are recognized only if it is probable that future taxable amounts will be available to enable the Group to utilize those temporary differences and losses. No deferred tax asset has therefore been recognized for deductible temporary differences and unused tax losses given the uncertainty around recoverability.

Notes to the consolidated financial statements For the years ended 31 December 2023 and 2022 15 | P a g e 2 Expenses a) Research and development expenses 2023 2022 $000 $000 Employee costs 10,678 13,314 Engineering materials 2,255 2,918 Depreciation 712 911 Other expenses 691 904 TOTAL RESEARCH AND DEVELOPMENT EXPENSES 14,336 18,047 b) Selling, general and administrative expenses 2023 2022 $000 $000 Employee costs 6,521 7,350 Consultant fees 350 926 Depreciation and amortization 1,707 2,226 Travel costs 111 156 Software & IT maintenance 573 604 Insurance expense 174 161 Rental property outgoings 231 392 Other expenses 855 1,127 TOTAL SELLING, GENERAL AND ADMINISTRATIVE EXPENSES 10,522 12,942 3 Finance Costs 2023 2022 $000 $000 Interest expense on loan payable to ultimate parent entity 636 370 Other interest expenses 48 42 Interest on legal settlement liability (i) 348 - TOTAL FINANCE COSTS 1,032 412 (i) Interest expense in relation to discounting the value of the agreed NBN warranty settlement to be paid out in future installments. Refer to Note 11 for total liability recognized in relation to the settlement.

Notes to the consolidated financial statements
For the years ended 31 December 2023 and 2022

4 Income Tax Expense

(a) The prima facie income tax expense on pre-tax accounting loss from continuing operations and other comprehensive income reconciles to the income tax expense in the financial statements as follows:

	2023	2022
	$000	$000
AMOUNTS RECOGNISED IN PROFIT OR LOSS		
Net (loss) before tax	(12,849)	(48,928)
Expected tax benefit at the Australian tax rate of 30%	3,855	14,678
- Temporary differences / carried forward tax losses not recognized	(3,855)	(14,687)
- Other items	128	15
INCOME TAX EXPENSE	**128**	**15**

(b) Deferred taxes

The Group does not have any taxable temporary differences. No deferred tax asset has been recognized for deductible temporary differences and unused tax losses given the uncertainty around recoverability.

(c) Tax consolidated group

As at 31 December 2023 and 2022, NetComm Wireless Pty Ltd, the main operating entity, formed part of the Australian tax consolidated group together with direct parent Casa Communications Holdings Pty Ltd and Casa Technologies Pty Ltd. NetComm Wireless Pty Ltd left the Australian tax consolidated group on 1 June 2024 following the acquisition of NetComm Wireless Pty Ltd by DZS Inc. (Refer to Note 21).

5 Cash and cash equivalents

	2023	2022
	$000	$000
Cash at bank	2,780	9,780
	2,780	**9,780**

6 Trade and Other Receivables

	2023	2022
	$000	$000
Trade receivables	6,659	17,233
Allowance for expected credit losses	(41)	(43)
	6,618	**17,190**

Expected Credit Losses

The average credit period on sales of goods and rendering of services is 45 days. No interest is charged on overdue receivables. An allowance has been made for estimated unrecoverable trade receivable amounts arising from the past sale of goods and rendering of services, determined by reference to past default experience. The Group will also consider any change in the quality of the trade receivable from the date credit was initially granted up to the reporting date. Before accepting any new customers, the Group obtains third party references to assess the potential customer's credit quality and define the credit limits by customer.

16 | P a g e

Notes to the consolidated financial statements
For the years ended 31 December 2023 and 2022

6 Trade and Other Receivables (continued)

The ageing of the receivables and allowance for expected credit losses provided for above are as follows:

	Expected credit loss rate		Carrying amount		Allowance for expected credit losses	
	2023	2022	2023	2022	2023	2022
Consolidated	%	%	$000	$000	$000	$000
Current	-	-	3,929	12,978	(6)	(11)
More than 30 days past due	-	-	2,318	3,026	(5)	(3)
More than 60 days past due	-	1	216	288	-	(2)
More than 90 days past due	15	3	196	941	(30)	(27)
			6,659	17,233	**(41)**	**(43)**

Movements in the allowance for expected credit losses are as follows:

	2023	2022
	$000	$000
MOVEMENT IN THE ALLOWANCE FOR EXPECTED CREDIT LOSSES		
Balance at the beginning of the period	43	100
Decrease in allowance for expected credit losses	(2)	(57)
Balance at the end of the period	**41**	**43**

7 Inventories

	2023	2022
	$000	$000
CURRENT		
Raw materials	17,154	18,224
Manufactured finished goods (i)	30,803	16,495
Stock in transit	6,601	16,227
Provision for Stock Obsolescence	(10,393)	(15,364)
Total Inventories	**44,165**	**35,582**

(i) The Group outsources the manufacturing of finished goods to third-party suppliers. These third-party suppliers use raw material purchased and owned by the Group that are located at the third-party supplier premises.

Inventory recognized as COGS

The Group recognized $64,475,000 (2022: $113,324,000) of inventory as Cost of Goods Sold during the period.

Obsolescence provision recognized as expense

The Group recognized inventory write down amounts during the period of $2,368,000 (2022: $14,889,000). This represents effective write off from inventory of $7,339,000 (2022: $1,355,000) and a reduction in the obsolescence provision of $4,971,000 (2022: increase of $13,534,000).

Classification of Inventories

Netcomm classifies its inventories to raw materials and finished goods. Raw materials comprise of specialty high-value components such as chipsets that are used to manufacture finished goods. Total inventories have been classified as current as management forecasts these to be consumed in a reasonable timeframe according to customer demand and delivery plan. While management believes the estimates and assumptions underlying its current forecasts are reasonable, there is risk that inventories may be realized beyond 12 months, due to the nature of the industry requiring customers to test and approve new products and with long lead times to procure certain type of raw materials.

Management therefore expects $30.9m of total inventories to be sold within 12 months and $13.2m to be sold beyond 12 months, however given the high level of uncertainty, and significant judgement required to split inventory between current and non-current, management deem it most appropriate to classify total inventories within current assets.

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Notes to the consolidated financial statements
For the years ended 31 December 2023 and 2022

8 Property, Plant and Equipment

(a) Summary of property, plant and equipment

	2023	2022	2021
	$000	$000	$000
PLANT AND EQUIPMENT			
At cost	2,949	6,856	6,889
Less accumulated depreciation	(2,288)	(5,795)	(5,502)
Total plant and equipment	**661**	**1,061**	**1,387**
LEASEHOLD IMPROVEMENTS			
At cost	2,155	2,518	2,805
Less accumulated amortization	(1,915)	(2,321)	(2,305)
Total leasehold improvements	**240**	**197**	**500**
DEVELOPMENT ASSETS			
At cost	2,349	8,767	9,429
Less accumulated amortization	(2,229)	(8,216)	(8,155)
Total development assets	**120**	**551**	**1,274**
Total property, plant and equipment	1,021	1,809	3,161

(b) Movements in carrying amounts

	Plant and equipment	Leasehold improvements	Development Assets	Total
	$000	$000	$000	$000
2023				
Balance at the beginning of the period	1,061	197	551	1,809
Additions	200	197	-	397
Disposals	(35)	(13)	(2)	(50)
Depreciation expenses	(565)	(141)	(429)	(1,135)
Carrying amount at period end	**661**	**240**	**120**	**1,021**

	Plant and equipment	Leasehold improvements	Development Assets	Total
	$000	$000	$000	$000
2022				
Balance at the beginning of the period	1,387	500	1,274	3,161
Additions	504	-	3	507
Disposals	(115)	(5)	(98)	(218)
Reclassification/from intangible assets	4	-	-	4
Depreciation expenses	(719)	(298)	(628)	(1,645)
Carrying amount at period end	**1,061**	**197**	**551**	**1,809**

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Notes to the consolidated financial statements
For the years ended 31 December 2023 and 2022

9 Revenue from Contracts with Customers

Disaggregation of revenues

The Group derives revenues from the transfer of goods and services from the following geographical regions:

	Australia & NZ	US	UK	Canada	Others	Total Revenues
	$000	$000	$000	$000	$000	$000
2023						
Equipment sales revenue	39,042	23,791	7,985	16,534	1,797	89,149
Services revenue	2,949	44	47	-	-	3,040
Total	**41,991**	**23,835**	**8,032**	**16,534**	**1,797**	**92,189**
2022						
Equipment sales revenue	64,145	3,240	25,209	37,200	-	129,794
Services revenue	4,476	1,621	130	-	-	6,227
Total	**68,621**	**4,861**	**25,339**	**37,200**	**-**	**136,021**

Revenue from equipment sales and service revenue are recognized at a point in time.

10 Leases

(a) Amounts recognized in the balance sheet

	2023	2022
	$000	$000
RIGHT-OF-USE ASSETS - BUILDINGS		
Balance at the beginning of the period	1,156	2,157
Additions / renewals	1,049	-
Depreciation expenses	(944)	(1,001)
Carrying amount at period end	**1,261**	**1,156**

The Group leases buildings for its offices and warehouses under agreements of between one to three years. Additions to right-of-use assets during the year consists of renewals for existing leases.

	2023	2022
	$000	$000
LEASE LIABILITIES		
Current	567	1,066
Non-current	690	225
Total Lease Liabilities	**1,257**	**1,291**

(b) Amounts recognized in the statement of profit or loss

	2023	2022
	$000	$000
RECOGNIZED IN THE STATEMENT OF PROFIT OR LOSS		
Depreciation charge	944	1,001
Interest expense (included in finance cost)	41	35
Expense relating to short-term leases	-	7
Total recognized in the statement of profit or loss	**985**	**1,043**

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Notes to the consolidated financial statements For the years ended 31 December 2023 and 2022 20 | P a g e 11 Trade and Other Payables 2023 2022 $000 $000 CURRENT UNSECURED LIABILITIES Trade payables (i) 14,040 22,761 Sundry payables and accrued expenses 1,620 1,441 Settlement liability (ii) 3,517 3,699 Total current trade and other payables 19,177 27,901 NON-CURRENT UNSECURED LIABILITIES Settlement liability (ii) 3,282 6,181 Total current trade and other payables 3,282 6,181 (i) The average credit period on purchases of certain goods from various Asian countries is 60 days, although some request payment in advance of shipment. No interest is charged on overdue payables. The Group has financial risk management policies in place to ensure that all payables are generally paid within the credit timeframe. Refer to Note 19 for further information on financial instruments. (ii) On 23 December 2022, the Group entered into a settlement agreement with one of its significant customers, NBN, in relation to a historical warranty claim. The total settlement amount agreed by both parties amounted to AUD $20m (USD $12.8m) payable over 4 annual instalments. Of this amount, AUD $10m was paid up to 31 December 2023 (2022: AUD $5m). The balance as at 31 December 2023 of AUD $10m (USD $6.8m) was agreed to be paid in equal instalments over the next 2 years, of which, USD 3.5m (AUD $5m) has been recognized as a current liability and the remaining balance of AUD $5m (USD $3.3m discounted) has been recognized as a non-current liability. The effect of re-valuing the AUD amounts into USD and discounting the liability to present value, is included within the unrealized foreign currency transactions and finance costs respectively in profit or loss. 12 Provisions 2023 2022 $000 $000 WARRANTY PROVISION Opening balance 1,362 2,032 Movements during the period (518) (670) Balance at the end of the period 844 1,362 13 Employee Benefits 2023 2022 $000 $000 CURRENT EMPLOYEE BENEFITS Liability for annual leave (i) 2,059 2,230 Liability for long service leave 630 642 Total Current 2,689 2,872

Notes to the consolidated financial statements
For the years ended 31 December 2023 and 2022

13 Employee Benefits (continued)

(i) Amounts expected to be settled within the next 12 months

The current provision for employee benefits includes all unconditional entitlements where employees have completed the required period of service and also those where employees are entitled to pro-rata payments in certain circumstances. The entire amount is presented as current, since the consolidated entity does not have an unconditional right to defer settlement. However, based on past experience, the consolidated entity does not expect all employees to take the full amount of accrued leave or require payment within the next 12 months.

	2023	2022
	$000	$000
Employee benefits obligation expected to be settled after 12 months	1,187	1,208

NON – CURRENT EMPLOYEE BENEFITS		
Liability for long service leave	580	579
Total Non-current	**580**	**579**

14 Issued Capital

	2023	2022
	$000	$000
146,329,906 Ordinary shares – fully paid, no par value	45,698	45,698

(a) Movements in issued and paid up ordinary share capital of the Group

	2023	2023	2022	2022
	No.	$000	No.	$000
At the beginning of the reporting period	146,329,906	45,698	146,329,906	45,698
At the end of the reporting period	146,329,906	45,698	146,329,906	45,698

15 Contingent Liabilities

The Group has provided certain bank guarantees totaling $738,388 (2022: $1,077,910) for rental bonds as at 31 December 2023 and 2022. There were no other material contingent liabilities in existence at 31 December 2023 and 31 December 2022 requiring disclosure in the financial statements.

Non quantifiable contingencies.

At any time during the normal course of business the Group's entities can be subject to claims or threatened claims none of which were material to be reported in the financial statements.

16 Commitments

(a) Capital expenditure commitments

As at 31 December 2023 and 31 December 2022, there were no material capital expenditure commitments.

(b) Expenditure commitments

The Group leases its offices in Australia and other countries under operating leases. Leases generally provide the right of renewal at which time all terms are renegotiated. Lease payments comprise a base amount and in some cases an incremental contingent rental. Contingent rents are normally based on movements in the CPI or market reviews. The Group recognizes right-of-use assets for these leases, except for short-term and low-value leases, refer to note 10 for further information.

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Notes to the consolidated financial statements
For the years ended 31 December 2023 and 2022

17 Related Party Transactions

(a) Parent entities

The Group is controlled by the following entities:

Name	Type	Country of incorporation	Percentage owned 2023 %	Percentage owned 2022 %
Casa Systems Inc.	Ultimate parent entity and controlling party of NetComm Wireless Pty Ltd	United States of America	100	100
Casa Technologies Pty Ltd	Subsidiary of Casa Systems Inc and direct Parent of Casa Communications Holdings Pty Ltd	Australia	100	100
Casa Communications Holdings Pty Ltd	Direct parent of NetComm Wireless Pty Ltd	Australia	100	100

(b) Key management personnel compensation

There were no related party transactions other than transactions with Key Management Personnel.

	2023	2022
	$	$
Short-term benefits	1,154,893	1,294,501
Post-employment benefit	56,195	56,160
Other long-term benefits	223,657	272,236
Share-based benefits	719,543	660,091
Termination benefits	-	-
Total Compensation paid to Key Management Personnel	**2,154,288**	**2,282,988**

(c) Amounts due to ultimate parent entity Casa Systems Inc

	2023	2022
	$000	$000
AMOUNTS PAYABLE TO ULTIMATE PARENT ENTITY		
Opening Balance (i)	**13,413**	**13,115**
Management fees charged (iii)	13,102	13,903
Management fees settled	-	(11,664)
Interest charged	636	370
Interest paid	-	(834)
Share based payments charged (ii)	912	1,021
Share based payments settled (ii)	-	(623)
Advance received	3,234	-
Payment A/R balance	1,838	-
Accounts receivables presented net - refer to (d) below	(7,420)	(1,838)
Other	119	(37)
Balance at the end of the period	**25,833**	**13,413**

(i) Within the opening balance as at 1 January 2022, a loan payable is included between the Group and ultimate parent entity Casa Systems Inc, with a face value of $7,057,020.

(ii) Please refer Note 18 for more details on Share based payments.

(iii) Overhead costs incurred by Casa Systems Inc and allocated based on revenue and headcount allocation based on the Group's Transfer Pricing policy.

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Notes to the consolidated financial statements

For the years ended 31 December 2023 and 2022

17 Related Party Transactions (Continued)

(d) Amounts from / (to) ultimate parent entity Casa Systems Inc

	2023	2022
	$000	$000
AMOUNTS RECEIVABLE FROM ULTIMATE PARENT ENTITY		
Opening balance	**1,838**	**2,298**
Revenue invoiced to Casa Systems Inc	22,329	20,550
Receivable amounts settled	(16,747)	(21,010)
Balance at the end of the period (presented within amounts payable)	**7,420**	**1,838**

(e) Amounts due from the Parent Entity Casa Technologies Pty Ltd

	2023	2022
	$000	$000
AMOUNTS RECEIVABLE FROM PARENT ENTITY		
Opening balance	-	742
Withholding tax payments on behalf of Casa Technologies Pty Ltd	736	217
Payments executed by NetComm Wireless Pty Ltd on behalf of Casa Technologies to Casa Systems Inc	-	10,476
Bad debt / expected credit loss / impairment receivable (i)	(736)	(11,435)
Balance at the end of the period	-	-

(i) Casa Technologies Pty Ltd went into voluntary administration subsequent to the year end, and all receivable balances are deemed to be unrecoverable. Refer to Note 21.

(f) Amounts due to other Casa related parties

	2023	2022
	$000	$000
AMOUNTS PAYABLE TO OTHER CASA RELATED PARTIES		
Related party payable at the end of the period (i)	50	151
Management fees	339	538

(i) Other Casa related parties primarily relate to balances payable to Guangzhou Casa Communications.

(g) Reconciliation

	2023	2022
	$000	$000
MANAGEMENT FEES – PROFIT & LOSS		
Management fees charged from Casa Systems Inc	13,102	13,903
Management fees charged from other Casa related parties	339	538
TOTAL MANAGEMENT FEES	**13,441**	**14,441**

CURRENT RELATED PARTY PAYABLES		
Amounts due to ultimate parent entity Casa Systems Inc	25,833	6,356
Amounts due to other Casa related parties	50	151
TOTAL CURRENT RELATED PARTY PAYABLES	**25,883**	**6,507**

NON-CURRENT RELATED PARTY PAYABLES		
Amounts due to ultimate parent entity Casa Systems Inc	-	7,057
TOTAL NON-CURRENT RELATED PARTY PAYABLES	**-**	**7,057**

23 | Page

Notes to the consolidated financial statements
For the years ended 31 December 2023 and 2022

18 Share Based Payments

Being a wholly owned subsidiary, NetComm Wireless Pty Ltd participate in the parent's global stock incentive plan. The Group grants Casa Systems Inc. (parent entity) non-qualified stock options (NQOs) to eligible employees with a 10-year expiry period then are settled in equity.

The Group also grants Casa Systems Inc. (parent entity) restricted stock units (RSUs) to eligible employees with a 10-year expiry period and a 25% annual vesting over 4-years. RSU holders receive shares of the parent's stock upon vesting, net of shares traded to cover applicable tax withholdings.

	2023	2022
	$000	$000
Share-based payment expense	912	1,021

Movements during the periods:

The following tables illustrates the number of, and movements in, share based incentives during the year:

Stock Options	31 December 2023		31 December 2022	
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Beginning Outstanding	-	-	-	-
Granted	200,000	$3.60	200,000	$3.60
Exercised / Cancelled / forfeited / expired	-	-	-	-
Vested / exercisable	(100,000)	$3.60	-	-
Ending Outstanding	**100,000**	**$3.60**	200,000	$3.60

Restricted Stock Units	31 December 2023		31 December 2022	
	Shares	Weighted Average Grant Date FV	Shares	Weighted Average Grant Date FV
Beginning Outstanding	470,926	$6.13	483,938	$6.63
Awarded	-	-	272,976	$3.46
Forfeited	(79,723)	-	(56,552)	-
Vested / exercisable	(189,226)		(229,436)	
Ending Outstanding	**391,203**	**$6.13**	**470,926**	**$6.13**

The weighted average share price during the financial year was $1.63 (2022: $4.20).

The weighted average remaining contractual life of restricted stock units at the end of the financial year was 7.5 years (2022: 8.5 years).

Subsequent to year-end, the Group's ultimate parent Casa Systems Inc, filed for Chapter 11 protection on 3 April 2024 and Casa Systems Inc was officially liquidated and declared bankrupt on 7 June 2024. The bankruptcy forfeited all stock options and restricted stock units. Refer to Note 21.

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Notes to the consolidated financial statements For the years ended 31 December 2023 and 2022 25 | P a g e 19 Financial instruments Financial risk management objectives The Group’s activities expose it to a variety of financial risks: market risk (including foreign currency risk, price risk and interest rate risk), credit risk and liquidity risk. The Group’s overall risk management program focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on the financial performance of the consolidated entity. The consolidated entity uses different methods to measure different types of risk to which it is exposed. These methods include sensitivity analysis in the case of interest rate, foreign exchange and other price risks, ageing analysis for credit risk and beta analysis in respect of investment portfolios to determine market risk. MARKET RISK Foreign currency risk The Group undertakes certain transactions denominated in foreign currency and is exposed to foreign currency risk through foreign exchange rate fluctuations. Foreign exchange risk arises from future commercial transactions and recognized financial assets and financial liabilities denominated in a currency that is not the entity's functional currency. The risk is measured using sensitivity analysis and cash flow forecasting. The carrying amount of the consolidated entity's foreign currency denominated financial assets and financial liabilities at the reporting date were as follows: 2023 2022 $000 $000 USD Cash and cash equivalents - AUD 1,015 1,430 Cash and cash equivalents - NZD 72 76 Cash and cash equivalents - CAD 16 - Cash and cash equivalents - EUR 152 2,885 Cash and cash equivalents - GBP 36 4 Trade and other receivables - AUD 2,988 1,830 Trade and other receivables - EUR 176 3,061 Trade and other payables - AUD (785) (1,345) Employee provisions - AUD (3,269) (3,451) Settlement liability - AUD (6,799) (9,880) Lease liability - AUD (1,257) (1,291) NET EXPOSURE (7,656) 222 The Group’s profit or loss has limited exposure to movements in foreign currencies as the Group and its subsidiaries substantially operated in United States Dollars, which is the companies within the Group’s functional currency. The foreign exchange loss recognized in financing costs in the profit and loss for the year ended 31 December 2023 was $178,000 (2022: loss of $987,000). Price risk The consolidated entity is not exposed to any significant price risk. Interest rate risk The Group is exposed to an interest rate risk in relation to the related party loan with Casa Systems Inc which is based on a fixed margin rate of 5% plus the applicable USD LIBOR rate. The Group does not have any external borrowings.

Notes to the consolidated financial statements
For the years ended 31 December 2023 and 2022

19 Financial instruments (Continued)

Credit risk

Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in financial loss to the consolidated entity. The consolidated entity has a strict code of credit, including obtaining agency credit information, confirming references and setting appropriate credit limits. The consolidated entity obtains guarantees where appropriate to mitigate credit risk. The maximum exposure to credit risk at the reporting date to recognized financial assets is the carrying amount, net of any provisions for impairment of those assets, as disclosed in the statement of financial position and notes to the financial statements. The consolidated entity does not hold any collateral.

The consolidated entity has adopted a lifetime expected loss allowance in estimating expected credit losses to trade and other receivables through the use of a provisions matrix using fixed rates of credit loss provisioning. This includes external customer receivables and related party receivables. These provisions are considered representative across all customers and related parties of the consolidated entity based on recent sales experience, historical collection rates and forward-looking information that is available. Refer to note 6 for expected credit losses which have been revised at the end of each reporting period and refer to Note 17 for related party expected credit losses.

Generally, trade receivables and other receivables are written off when there is no reasonable expectation of recovery.

Indicators of this include the failure of a debtor or partner to engage in a repayment plan, no active enforcement activity and a failure to make contractual payments for a period greater than 1 year.

LIQUIDITY RISK

Liquidity risk arises from the possibility that the Group might encounter difficulty in settling its debts or otherwise meeting its obligations related to financial liabilities.

Vigilant liquidity risk management requires the consolidated entity to maintain sufficient liquid assets (mainly cash and cash equivalents) and available borrowing facilities to be able to pay debts as and when they become due and payable.

The consolidated entity manages liquidity risk by maintaining adequate cash reserves and maintaining the ability to borrow funds as required from its parent entity, including support from its new parent as outlined within the going concern section, to support current working capital requirements.

Financing arrangements

The consolidated entity has no external financing arrangement as of 31 December 2022 and 31 December 2023.

Remaining contractual maturities

The following tables detail the consolidated entity's remaining contractual maturity for its financial instrument liabilities. The tables have been drawn up based on the undiscounted cash flows of financial liabilities based on the earliest date on which the financial liabilities are required to be paid. The tables include both interest and principal cash flows disclosed as remaining contractual maturities and therefore these totals may differ from their carrying amount in the statement of financial position.

	Weighted average interest rate	1 year or less	Between 1 and 2 years	Between 2 and 5 years	Over 5 years	Total
	%	$000	$000	$000	$000	$000
2023						
Non-interest bearing						
Trade and other payables	-	15,660	-	-	-	15,660
Amounts payable to related parties	-	18,826	-	-	-	18,826
Settlement liability (i)	-	3,420	3,420	-	-	6,840
Lease liability (i)	-	587	394	380	-	1,361
Interest-bearing: Variable rate						
Amounts payable to related parties (ii)	5.00%	7,057	-	-	-	7,057
TOTAL CONTRACTUAL LIABILITIES		**45,550**	**3,814**	**380**	**-**	**49,744**

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Notes to the consolidated financial statements

For the years ended 31 December 2023 and 2022

19 Financial instruments (Continued)

	Weighted average interest rate	1 year or less	Between 1 and 2 years	Between 2 and 5 years	Over 5 years	Total
	%	$000	$000	$000	$000	$000
2022						
Non-interest bearing						
Trade and other payables	-	24,202	-	-	-	24,202
Amounts payable to related parties	-	6,507	-	-	-	6,507
Settlement liability (i)	-	3,388	3,388	3,388	-	10,164
Lease liability (i)	-	1,053	582	767	-	2,402
Interest-bearing: Variable rate						
Amounts payable to related parties (ii)	5.00%	-	7,057	-	-	7,057
TOTAL CONTRACTUAL LIABILITIES		**35,150**	**11,027**	**4,155**	**-**	**50,332**

(i) Liabilities which are denominated in Australian Dollars were converted to the undiscounted United States Dollar by applying the FX rate at the reporting date.

(ii) Interest-bearing related party payables incurs an interest rate of 5.00% plus applicable United States LIBOR rate.

Fair value of financial instruments

Unless otherwise stated, the carrying amounts of financial instruments reflect their fair value.

20 Fair value measurement

Fair value hierarchy

The following tables detail the consolidated entity's assets and liabilities, measured or disclosed at fair value, using a three-level hierarchy, based on the lowest level of input that is significant to the entire fair value measurement, being:

Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date

Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly

Level 3: Unobservable inputs for the asset or liability

	Level 1	Level 2	Level 3	Total
	$000	$000	$000	$000
2023				
NBN Settlement (i)	-	-	6,799	6,799
TOTAL LIABILITIES			**6,799**	**6,799**
2022				
NBN Settlement (i)	-	-	9,880	9,880
TOTAL LIABILITIES			**9,880**	**9,880**

(i) Refer to note 11 for NBN settlement liability.

There were no transfers between levels during the financial year.

The carrying amounts of trade and other receivables and trade and other payables are assumed to approximate their fair values due to their short-term nature. The fair value of financial liabilities is estimated by discounting the remaining contractual maturities at the current market interest rate that is available for similar financial liabilities.

27 | Page

Notes to the consolidated financial statements
For the years ended 31 December 2023 and 2022

21 Events after the Reporting Date

Following declining revenues, and unsuccessful attempts to sell or recapitalize the Group, on 11 March 2024, Cor Cordis was appointed as Voluntary Administrators of the Australian Group comprised of NetComm Wireless Pty Ltd, Casa Communications Holdings Pty Ltd and Casa Technologies Pty Ltd. During the voluntary administration process, the Group continued to trade although at a reduced capacity.

On 1 June 2024, Casa Communications Holding Pty Ltd, completed the sale of 100% of the shares held in NetComm Wireless Pty Ltd to DZS Inc., a US company listed on the NADAQ, for the purchase consideration of $7m paid upon acquisition and a maximum earn-out of $3m subject to certain revenue targets to be achieved post-acquisition.

DZS Inc. acquired the Group debt free as stipulated in the Share Purchase Agreement (SPA) between Casa Communications Holding Pty Ltd (seller) and DZS Inc. (buyer). Casa Communications Holdings Pty Ltd will remain liable for amounts payable to suppliers and/or other third parties not settled prior to completion.

The Group's ultimate parent Casa Systems Inc, filed for Chapter 11 protection on 3 April 2024 and Casa Systems Inc was officially liquidated and declared bankrupt on 7 June 2024.

22 INTEREST IN SUBSIDIARIES

The consolidated financial statements incorporate the assets, liabilities and results of the following wholly-owned subsidiaries in accordance with the accounting policy described in Note 1 (a):

		Percentage owned 2023	Percentage owned 2022
Name of subsidiary	Country of incorporation	%	%
NetComm Wireless (NZ) Limited	New Zealand	100	100
NetComm Wireless Inc.	United States of America	100	100
NetComm Wireless (UK) Limited	United Kingdom	100	100
NetComm Wireless (Germany) GMBH	Germany	100	100
C10 Communications Pty Limited	Australia	100	100

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Tel: +61 2 9251 4100 Fax: +61 2 9240 9821 www.bdo.com.au Level 11, 1 Margaret Street Sydney NSW 2000 Australia BDO Audit Pty Ltd ABN 33 134 022 870 is a member of a national association of independent entities which are all members of BDO Australia Ltd ABN 77 050 110 275, an Australian company limited by guarantee. BDO Audit Pty Ltd and BDO Australia Ltd are members of BDO International Ltd, a UK company limited by guarantee, and form part of the international BDO network of independent member firms. Liability limited by a scheme approved under Professional Standards Legislation. INDEPENDENT AUDITOR'S REPORT To the Shareholder and Board of Directors NetComm Wireless Pty Ltd Sydney, New South Wales, Australia Opinion We have audited the consolidated financial statements of NetComm Wireless Pty Ltd (the Company) and its subsidiaries (the Group), which comprises the consolidated statement of financial position as of December 31, 2023 and 2022, the consolidated statement of profit or loss and other comprehensive income, the consolidated statement of changes in equity and the consolidated statement of cash flows for the years then ended, and the related notes to the financial statements. In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Group as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the period then ended in accordance with international financial reporting standards issued by the International Accounting Standards Board and Interpretations (collectively “IFRS”). Basis for opinion We conducted our audit in accordance with auditing standards generally accepted in the United States of America (‘GAAS’). Our responsibilities under those standards are further described in the Auditor’s responsibilities for the audit of the Financial Statements section of our report. We are required to be independent of the Group and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Responsibilities of the directors for the Consolidated Financial Statements The directors of the company are responsible for the preparation and fair presentation of the consolidated financial statements in accordance with IFRS, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error. In preparing the consolidated financial statements, the directors are required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Group’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued or available to be issued.

Auditor’s responsibilities for the audit of the Consolidated Financial Statements Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements. In performing an audit in accordance with GAAS, we: • Exercise professional judgment and maintain professional skepticism throughout the audit. • Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. • Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control. Accordingly, no such opinion is expressed. • Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements. • Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Group’s ability to continue as a going concern for a reasonable period of time. We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control- related matters that we identified during the audit. BDO Audit Pty Ltd Sydney, NSW, Australia August 28, 2024